UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2005

CASCADE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

3333-115637

(Commission File Number)

41-2122221

(IRS Employer Identification No.)

5151 E. Broadway, Suite 1600, Tucson AZ, 85711

(Address of principal executive offices and Zip Code)

(520) 512-5469

Registrant's telephone number, including area code

13405 Folsom Blvd., Suite 820, Folsom, CA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets.

Working Interest in Bolloque Prospect, Alberta

On, August 26, 2005 Cascade Energy, Inc. (the “Registrant”) signed an agreement (the “Bolloque Agreement”) with Salida Capital, Inc. (“Salida”). Pursuant to the Bolloque Agreement, the Registrant has acquired the right to earn 49% of Salida’s interests in certain lands in the Bolloque Prospect, located in the Province of Alberta, (the “Lands”).

Salida acquired its interest in the Lands under a Participation Agreement, dated March 14, 2005 (the “Participation Agreement”), with Vega Resources Ltd. (“Vega”). Pursuant to the Participation Agreement, Salida can earn 100%

of the interests that Vega has a right to earn in the Lands, subject to a 3% Gross Overriding Royalty reserved for Vega in the Participation Agreement.

The Registrant acquired its rights in the Lands in consideration for assuming all of the obligations of Salida under the Participation Agreement, including the drilling, casing and completion of one (1) test well and the drilling, casing and completion of a minimum of two (2) option wells within certain time periods. The Registrant’s right to earn the interest in the Lands is also subject to compliance with other terms and conditions of the Bolloque Agreement. The interests earned by the Registrant under the Bolloque Agreement are subject to the 3% Gross Overriding Royalty reserved for Vega in the Participation Agreement.

The Registrant has advanced $450,000 to the operator of the Bolloque oil play for the drilling, casing and completion of the test well on the Lands.

There is no material relationship, other than in respect of this transaction, between the Registrant and Salida or any of its affiliates, or any director or officer of the Registrant or any associate of any such director or officer.

A copy of the Bolloque Agreement is attached to this form as exhibit 10.1.

On August 24, 2005, the Registrant issued a Press Release announcing the transaction. A copy of the Press Release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

EXHIBITS

10.1 Agreement dated August 26, 2005, between Cascade Energy, Inc. and Salida Capital, Inc.

99.1 Press Release dated August 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE ENERGY, INC.

/s/ Chris Foster

By: Chris Foster

Chief Financial Officer and Director

Date: October 17, 2005